UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary proxy statement.

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Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

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Definitive proxy statement.

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Definitive additional materials.

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Soliciting material pursuant to §240.14a-12.

ANI Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
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(5)
Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
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(2)
Form, Schedule or Registration Statement No.:

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Date Filed:

Notice of Annual Meeting of Stockholders
To be held on May 14, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 annual meeting (the “Annual Meeting”) of stockholders (“Stockholders”) of ANI Pharmaceuticals, Inc. (the “Company”) to be held at 9:00 a.m., Eastern Time, on Tuesday, May 14, 2019, at the offices of MVP Capital Partners located at 259 N. Radnor-Chester Road, Suite 130, Radnor, PA 19087. The purpose of the Annual Meeting is for Stockholders to consider and take action on the following matters:
1.
To elect Robert E. Brown, Jr., Arthur S. Przybyl, Thomas Haughey, David B. Nash, M.D., M.B.A., Thomas A. Penn, and Patrick D. Walsh to the Company’s Board of Directors to hold office until the next annual meeting;

2.
To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

3.
To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of the Company’s common stock and class C special stock of record as of March 15, 2019 are entitled to notice of and to vote at the Annual Meeting.
The Company is pleased to save costs and help protect the environment by again using the “Notice and Access” method of delivery for its proxy materials. Instead of receiving paper copies of our proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), in the mail, Stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an Internet website address where Stockholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, please promptly vote your shares. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting Rights on page 1 of the proxy statement.
By Order of the Board of Directors,
Stephen P. Carey
Vice President, Finance and Chief Financial Officer
April 4, 2019
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 14, 2019: the Company’s proxy statement and Annual Report are available electronically at www.proxyvote.com.

i

ANI PHARMACEUTICALS, INC.
210 Main Street West
Baudette, Minnesota 56623

PROXY STATEMENT

Annual Meeting of Stockholders to be held
May 14, 2019
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
General Background
The Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is providing these proxy materials to the holders of record of the Company’s common stock and class C special stock (together the Company’s “Stockholders”) in connection with the solicitation of proxies by the Company on behalf of the Board for the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 9:00 a.m. Eastern Time on Tuesday, May 14, 2019 and at any adjournment thereof, at the offices of MVP Capital Partners located at 259 N. Radnor-Chester Road, Suite 130, Radnor, PA 19087.
Instead of mailing a printed copy of the Company’s proxy materials, including the Company’s Annual Report, to each Stockholder of record, the Company is providing access to these materials via the Internet. Accordingly, on or about April 4, 2019, the Company will mail a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all Stockholders of record as of March 15, 2019 and will post its proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all Stockholders may access the proxy materials on the website or may request a printed set of the proxy materials, and also specify how they wish their proxy materials to be delivered in the future, either by mail or e-mail.
Unless otherwise required by the context, references in this proxy statement to the “Company” or “ANI” refer to ANI Pharmaceuticals, Inc., a Delaware corporation formed in April 2001, formerly known as BioSante Pharmaceuticals, Inc. The Company’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com.
Questions and Answers About the Annual Meeting and Voting Rights
Q:
Why am I receiving these materials?

A:
The Board has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with the Company’s annual meeting of Stockholders, which will take place at 9:00 a.m. Eastern Time on Tuesday, May 14, 2019. As a Stockholder, you are invited to attend the Annual Meeting and to vote on the items of business described in this proxy statement. This proxy statement includes information that the Company is required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Q:
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:
The Company is using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to all Stockholders of record as of March 15, 2019 the Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All Stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Q:
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

A:
The Company is providing those Stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice about the Internet availability of the proxy materials.

In addition, the Company is providing the Notice of the Internet availability of the proxy materials by e-mail to those Stockholders who have previously elected delivery of the proxy materials electronically. Those Stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.
Q:
Who is entitled to attend and vote at the Annual Meeting?

A:
Only holders of record of the Company’s common stock and class C special stock at the close of business on March 15, 2019 are entitled to notice of and to vote at the Annual Meeting. As of March 15, 2019, there were 11,889,116 shares of the Company’s common stock issued and 11,877,937 shares outstanding and entitled to vote and 10,864 shares of the Company’s class C special stock issued and outstanding and entitled to vote. There is no cumulative voting with respect to the election of directors. Holders of the Company’s common stock and class C special stock are entitled to one vote per share on each matter presented at the Annual Meeting. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.

Q:
What is the difference between holding shares as a Stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the “Stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee holder of record, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee holder of record on how to vote your shares held in your account.

Q:
If I am a holder of record of the Company’s common stock or class C special stock, how do I vote?

A:
You may vote by proxy over the Internet by visiting the website established for that purpose at www.proxyvote.com or via a toll-free telephone number. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired. If you received a paper copy of a proxy or voting instruction card by mail, you may also submit your proxy or voting instruction card by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Alternatively, if you are a Stockholder of record, you may vote in person at the Annual Meeting. You will receive a ballot when you arrive. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.

Q:
If I am a beneficial owner of shares held in street name, how do I vote?

A:
You should receive from your broker, bank or other nominee a voting instruction form that outlines the methods by which you can vote your shares. A number of brokers and banks have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your broker or bank uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

Q:
What can I do if I change my mind after I vote my shares?

A:
The Delaware General Corporation Law generally provides that, unless otherwise provided, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual

Meeting. A Stockholder of the Company who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the Annual Meeting by:
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Delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Company’s Investor Relations Department, an instrument revoking the proxy;

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Appearing at the Annual Meeting and voting in person and executing a later-dated proxy, which is exercised at the Annual Meeting; or

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Casting a later vote via the Internet or telephone.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Q:
What are the voting requirements to approve each of the proposals that will be voted on at the Annual Meeting?

A. Proposal	Vote Required
Election of directors (Proposal 1).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” the election of each director in order to elect each of the directors.
Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” Proposal 2 in order to ratify the appointment of EisnerAmper LLP. Ratification of EisnerAmper LLP’s appointment is not required by the Company’s bylaws or otherwise. If Stockholders fail to ratify the appointment, the Company’s Audit and Finance Committee will reconsider whether or not to retain that firm.
Q:
What constitutes a quorum at the Annual Meeting?

A:
The presence at the Annual Meeting, either in person or by proxy, of the holders of one-third of the outstanding shares of the Company’s common stock and class C special stock entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Q:
What is a broker non-vote?

A:
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

If you do not give voting instructions to your broker, bank or other nominee within ten days of the Annual Meeting, your broker, bank or other nominee may vote on matters that the New York Stock Exchange determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under NYSE rules (which banks and brokers may be subject to even though the Company’s common stock is listed on The NASDAQ Global Market), the ratification of the appointment of the Company’s independent auditors is the only routine matter to be addressed at the Annual Meeting. When a broker, bank or other nominee has not received instructions from the beneficial owners or persons entitled to vote and the nominee cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, as applicable, but will be counted in determining whether there is a quorum for the Annual Meeting. Accordingly, if Stockholders do not direct their brokers or other nominees how to vote in Proposal 1, their brokers or other nominees may not exercise discretion and may not vote their shares on Proposal 1.
Q:
What is the effect of an “ABSTAIN” vote in Proposals 1 and 2?

A:
Proxies marked “ABSTAIN” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals being submitted to a vote of Stockholders. If you elect to abstain in the election of directors, the abstention will not have an impact on the election of directors. For all other proposals, abstentions will have the same effect as an “AGAINST” vote. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement and “FOR” the ratification of the appointment of EisnerAmper LLC as the Company’s independent registered public accounting firm.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, the Company does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxies designated by the Company will have the discretion to vote on those matters for you.

Q:
Who will count the vote?

A:
An officer of the Company or a designee will tabulate the votes of the Company’s common stock and class C special stock and act as inspector of the election.

Q:
Who is paying for this proxy solicitation?

A:
The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by the Company.

Q:
Whom should I contact with questions?

A:
If you have additional questions, you should contact via mail or email:

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
Attn: Investor Relations
Email: IR@anipharmaceuticals.com

PROPOSAL 1
 ELECTION OF DIRECTORS
Board Composition; Nominees
The Company’s bylaws provide that the Board will consist of at least one director, or such other number as may be determined by the Board or the Company’s Stockholders. The Board has determined that, effective as of the time of the Annual Meeting, the number of directors on the Board shall be fixed at six.
The Board has nominated the following six individuals to serve as the Company’s directors until the next annual meeting of Stockholders or until their successors are qualified and elected. The Company did not receive any director nominations from Stockholders in accordance with procedures set forth in its bylaws. Director nominations presented by Stockholders at the Annual Meeting will not be considered.
All of the six nominees named below — Robert E. Brown, Jr., Arthur S. Przybyl, Thomas Haughey, David B. Nash, M.D., M.B.A., Thomas A. Penn and Patrick D. Walsh are current directors of the Board. All the nominees have agreed to stand for election at the Annual Meeting.
If, prior to the Annual Meeting, the Company’s Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for any substitute nominee that may be named by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Robert E. Brown, Jr., 68, has served as a director of the Company and Chairman of the Board since June 2013 and had served as a director of the Company’s operating subsidiary, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANIP”) since July 2010. Mr. Brown has been active in the venture capital and private equity business for over 30 years and has been the sole stockholder, director and President of MVP Management Company since 2000. MVP Management Company conducts business as MVP Capital Partners (“MVP Capital”), and is the investment management company for Meridian Venture Partners II, L.P. (“MVP II”), a mid-sized venture capital and private equity firm focused on expansion capital and microcap buyout investments. Mr. Brown is the Managing Partner of MVP II and the President and sole stockholder and sole director of Meridian Venture Partners II Co., the corporate general partner of the general partner of MVP II. Mr. Brown co-founded MVP II in 2000 and its predecessor fund, Meridian Venture Partners, in 1987. Prior to 1987, Mr. Brown was a principal in a merchant banking firm active in both private equity and investment banking. Mr. Brown began his professional career as a certified public accountant with Arthur Andersen & Co. Subsequently, he worked for a subsidiary of The Penn Central Corporation as a financial analyst, and after graduating from law school, practiced corporate tax law at the firm of Morgan, Lewis & Bockius in Philadelphia. In his role at MVP Capital, Mr. Brown has served on the boards of numerous privately-held companies, including several companies in the healthcare industry such as Implex Corporation, Dorland Data Networks, Omega Health Systems, Air Medical Group Holdings, Comprehensive Addiction Programs, Inc., and MCMC Holdings LLC. Mr. Brown holds an A.B. degree from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania, and a J.D. from the University of Pennsylvania Law School.
Mr. Brown is the Chair of the Board’s Nominating and Corporate Governance Committee.
Mr. Brown is nominated for re-election on the Company’s Board because of his significant experience as a director of a number of companies in the healthcare sector.
Arthur S. Przybyl, 62, has served as a director, President, and Chief Executive Officer of the Company since June 2013 and had joined ANIP in March 2009 as President and Chief Executive Officer. Mr. Przybyl is an experienced healthcare executive in a career that spans over 25 years and includes the management of both specialty pharmaceutical and medical device companies. From August 2002 through January 2009, Mr. Przybyl served as President and Chief Executive Officer of Akorn, Inc., a NASDAQ-listed specialty pharmaceutical company that manufactures and markets ophthalmic, liquid and lyophilized injectable, and vaccine drug products. Prior to Akorn, Mr. Przybyl was President of privately-held company Hearing

Innovations, Inc. and President and Chief Operating Officer of NASDAQ-listed company Bioject, Inc., both of which are medical device companies. During his career, Mr. Przybyl has held several sales and marketing management positions, including Senior Vice President, Sales and Marketing for International Medication Systems, Inc. and Director, Corporate Marketing and National Accounts for LyphoMed, Inc., both specialty pharmaceutical companies.
Mr. Przybyl is nominated for re-election on the Company’s Board because of his extensive experience as an executive in the healthcare industry, including as President and Chief Executive Officer of ANIP. As a member of the executive team of the Company, Mr. Przybyl serves a vital function in the link between management and the Company’s Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.
Thomas Haughey, 55, held the role of General Counsel and Secretary at Par Pharmaceutical Companies, Inc. (“Par”) from 2003 through 2016. In addition to his role as General Counsel, he has held various additional executive roles at Par including President from 2011 to 2012 and, most recently, Chief Administrative Officer from 2012 to 2016. Prior to that, Mr. Haughey held positions at Schering-Plough Corporation, where he was Chief Counsel from 1998 to 2001 and Legal Director from 2001 to 2003. Previously, Mr. Haughey was an attorney at Cadwalader Wickersham & Taft and a certified public accountant at Arthur Anderson & Co. Mr. Haughey earned a B.S. in accounting at St. John’s University and a J.D. at the New York University School of Law.
Mr. Haughey is the Chairman of the Board’s Audit and Finance Committee and is a member of the Board’s Compensation Committee. Mr. Haughey qualifies as an audit committee financial expert.
Mr. Haughey is nominated for re-election based on his experience in the pharmaceutical industry as well as his legal, financial and accounting expertise.
David B. Nash, M.D., M.B.A, 63, is the founding dean of the Jefferson College of Population Health, located on the campus of Thomas Jefferson University in Philadelphia, Pennsylvania, having taken that position in 2008. Previously, Dr. Nash was the Chairman of the Department of Health Policy of the Jefferson Medical College from 2003 until 2008. Dr. Nash also serves on the following public or privately held boards: Humana, Inc., InfoMC, and previously served on the boards of Itrax Corporation and Endo Pharmaceuticals. Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement; his publications have appeared in many articles in major journals. Dr. Nash received his B.A. in economics (Phi Beta Kappa) from Vassar College; his M.D. from the University of Rochester School of Medicine and Dentistry and his M.B.A. in Health Administration (with honors) from the Wharton School at the University of Pennsylvania.
Dr. Nash is a member of the Board’s Audit and Finance and Nominating and Corporate Governance Committees.
Dr. Nash is nominated for re-election based on his significant experience in both the life science industry and in academia that enhance the Board’s perspective on the pharmaceutical industry and his significant prior experience as an independent director.
Thomas A. Penn, 73, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2009. Mr. Penn is employed by MVP Management Company, of which he serves as Vice President. MVP Management Company conducts business as MVP Capital Partners. MVP Management Company is the investment management company for MVP II, of which Mr. Penn is a Partner. Mr. Penn has also served as a managing director at and owner of Penn Venture I LLC since 2007. Penn Venture I LLC owns fifty percent of Penn Venture Associates, LLC. Penn Venture Associates, LLC is the general partner of Penn Venture Partners, L.P., an investment fund focused on investments in central Pennsylvania. Previously, Mr. Penn served as chief executive officer of Tektagen, Inc. and a partner at Boston Millennia Partners. He also serves or has served as a director of several privately-held service, manufacturing, technology, life sciences and healthcare companies. These companies include Benten BioServices, Inc., Deltagen, Inc., NanoHorizons Inc., GCA Services, Inc., and Andrews International, Inc. Mr. Penn is a graduate of the Massachusetts Institute of Technology, the Stanford University Graduate School of Business, and the University of Pennsylvania Law School.

Mr. Penn is the Chair of the Board’s Compensation Committee and a member of the Board’s Nominating and Corporate Governance Committee.
Mr. Penn is nominated for re-election on the Company’s Board because of his significant experience as a director and executive officer in the life sciences industry.
Patrick D. Walsh, 58, is President & Managing Member of Diligence Team, LLC, a consulting practice he founded and is based in Durham, North Carolina. From 2015 to February 2019, Mr. Walsh was the chief executive officer of Avista Pharma, a private equity backed global provider of contract manufacturing, development and analytical testing services to pharmaceutical and biotechnology clients. Prior to Avista, from 2010 to 2014, Mr. Walsh was the chief executive officer of AAIPharma Services Corporation in Wilmington, North Carolina, a private equity backed global provider of contract manufacturing services. Mr. Walsh’s earlier career includes serving as chief executive officer of Kadmus Pharmaceuticals, Inc., in Irvine, California, and serving as president and chief operating officer of publicly-traded Gensia Sicor Pharmaceuticals, Inc. Mr. Walsh currently serves as an independent director of the Board of Directors of Avid Bioservices, a publicly-traded company based in Tustin, California and serves on its nominating committee. He is also an independent director of the Board of Directors of MedPharm LTD, a privately held company in Durham, North Carolina, and serves on its compensation committee. He is also an Operating Partner to healthcare private-equity firm Ampersand Capital, based in Wellesley, Massachusetts.
Mr. Walsh is a member of the Board’s Audit and Finance and Compensation Committees.
Mr. Walsh is nominated for re-election based on his 30-plus years of experience leading successful pharmaceutical manufacturing and development organizations and his significant prior experience as an independent director.
Vote Required; Recommendation of the Board
The election of each of the nominees for director requires the affirmative vote of a majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal.
The Board recommends a vote “FOR” the election of each of the nominees for director.

PROPOSAL 2
 RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Selection of Independent Registered Public Accounting Firm
The Audit and Finance Committee of the Company’s Board has selected EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. EisnerAmper has acted as the Company’s independent registered public accounting firm since June 2013.
Although it is not required to do so, the Audit and Finance Committee of the Company’s Board wishes to submit the selection of EisnerAmper to the Company’s Stockholders for ratification. If the Company’s Stockholders do not ratify the selection of EisnerAmper, the Audit and Finance Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified by the Company’s Stockholders, the Audit and Finance Committee may, at its discretion, change the selection at any time during the year, if it determines that such a change would be in the best interests of the Company and its Stockholders.
The Company expects that a representative or representatives of EisnerAmper will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.
Audit, Audit-Related, Tax and Other Fees
The table below presents fees billed to the Company for professional services rendered by EisnerAmper and its affiliates for the years ended December 31, 2017 and December 31, 2018.
	December 31, 2017	December 31, 2018
Audit Fees(1)	$340,800	$524,124
Audit-Related Fees(2)	20,222	25,804
Tax Fees(3)	66,026	68,250
All Other Fees	—	—
Total	$427,048	$618,178

(1)
Audit fees consisted of the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, services provided in connection with the Company’s statutory and regulatory filings, including the review of registration statements and the issuance of consents, and services provided in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees consisted of an accounting consultation and fees relating to the 401(K) plan audit.

(3)
In 2018 and 2017, EisnerAmper completed and filed the Company’s tax filings for fiscal years 2017 and 2016, respectively.

Pre-Approval Policies and Procedures
The Audit and Finance Committee of the Company’s Board has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by the Company’s independent auditor to the Company, are pre-approved by the Audit and Finance Committee. All services rendered by EisnerAmper to the Company during the fiscal year ended December 31, 2018 were permissible under applicable laws and regulations, and all such services provided by EisnerAmper to the Company, other than de minimis non-audit services allowed under applicable laws, were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Audit and Finance Committee Report
The Audit and Finance Committee of the ANI Board oversees ANI’s accounting and financial reporting processes and the audit of ANI’s annual financial statements. ANI’s management has the primary responsibility for the financial statements, the reporting process, and maintaining ANI’s system of internal control over financial reporting. EisnerAmper was engaged to perform an independent audit of ANI’s financial statements and to express an opinion on the conformity of those financial statements to generally accepted accounting principles in the United States.
In this context, the Audit and Finance Committee of the ANI Board has reviewed and discussed ANI’s audited financial statements prepared for inclusion in ANI’s annual report on Form 10-K for the year ended December 31, 2018 with ANI’s management. The Audit and Finance Committee of the ANI Board has also discussed with EisnerAmper the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee has received from EisnerAmper the written disclosures and letter required by applicable rules of the PCAOB regarding EisnerAmper’s communications with ANI’s Audit and Finance Committee concerning independence and has discussed with EisnerAmper its independence from the Company and management. Relying on these reviews and discussions described above, the Audit and Finance Committee recommended to the ANI Board, and the ANI Board has approved, the inclusion of ANI’s audited financial statements for the year ended December 31, 2018 in ANI’s annual report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Finance Committee
Thomas Haughey, Chair
David B. Nash, M.D., M.B.A.
Patrick D. Walsh
Vote Required; Recommendation of the Board
The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to ratify the selection of the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
The Board recommends a vote “FOR” the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Company’s Board has adopted Corporate Governance Guidelines. The Guidelines, together with the Company’s Amended and Restated Certificate of Incorporation, Bylaws and charters of the Board’s committees, provide the framework for the governance of the Company. A copy of the Company’s Corporate Governance Guidelines and charters of the Audit and Finance Committee, Nominating and Corporate Governance Committee, and Compensation Committee can be found on the “Investors — Corporate Governance” section of the Company’s corporate website at www.anipharmaceuticals.com. Among the topics addressed in the Company’s Corporate Governance Guidelines are:
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Board size, composition and qualifications;

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Selection of directors;

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Resignation of directors;

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Board leadership;

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Board committees;

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Board and committee meetings;

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Conflicts of interest;

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CEO evaluation;

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Board evaluation;

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Director continuing education; and

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Succession planning.

Director Independence
The Board has determined that five of the six director nominees — Robert E. Brown, Jr., Thomas Haughey, David B. Nash, M.D., M.B.A., Thomas A. Penn and Patrick D. Walsh, would be “independent directors” under the Listing Rules of The NASDAQ Stock Market. The Listing Rules of The NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim chief executive officer, would not be considered independent. No director qualifies as independent unless the Board of Directors of the Company affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the Company’s Board reviews and discusses information provided by these individuals and by the Company with regard to each of their business and personal activities as they may relate to the Company and its management.
Board Leadership Structure
The Company’s Board believes that its Stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under the Company’s Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by the same person. Currently, the Chair of the Board is Robert E. Brown, Jr., and the Company’s Chief Executive Officer is Arthur S. Przybyl.
The Company currently does not have a lead independent director. The Board may in the future determine to appoint a member to act as lead independent director.

Meetings
During the year ended December 31, 2018, the Board held 9 meetings, the Audit and Finance Committee held six meetings, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held one meeting. During the year, each member of the Board attended more than 75 percent of the aggregate number of meetings of the Board (held during the periods for which such member was a director) and the number of meetings held by all committees of the Board on which such director served, except for David B. Nash, who attended five out of seven such Board and committee meetings. The Company encourages its directors to attend the Company’s annual meeting of Stockholders, if their schedules permit. At last year’s annual meeting, all of the Company’s six directors attended the annual meeting.
Committees of the Board
During 2018, the Board had three standing committees: the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All of the members of the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent. The Company’s Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of April 4, 2019:
Director	Board	Audit and Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee
Robert E. Brown, Jr.	Chair		Chair
Arthur S. Przybyl	X
Thomas Haughey	X	Chair		X
David B. Nash, M.D., M.B.A.	X	X	X
Thomas A. Penn	X		X	Chair
Patrick D. Walsh	X	X		X
Audit and Finance Committee
The primary responsibilities of the Company’s Audit and Finance Committee include:
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Overseeing the Company’s accounting and financial reporting processes, systems of internal control over financial reporting, disclosure controls, and procedures on behalf of the Company’s Board of Directors, and reporting the results or findings of its oversight activities to the Board;

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Having sole authority to appoint, retain and oversee the work of the Company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

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Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;

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Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

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Overseeing the Company’s system to monitor and manage risk and legal and ethical compliance programs, including the establishment and administration of  (and including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit and Finance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.
Composition and Audit Committee Financial Expert.   The current members of the Company’s Audit and Finance Committee are Mr. Haughey, Dr. Nash and Mr. Walsh. Mr. Haughey is the Chair of the Audit and Finance Committee.
Each current member of the Audit and Finance Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of The NASDAQ Stock Market. In addition, the Company’s Board of Directors has determined that Mr. Haughey qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and that each of Mr. Haughey, Dr. Nash and Mr. Walsh meets the qualifications of  “financial sophistication” under the Listing Rules of The NASDAQ Stock Market as a result of his prior experience. Stockholders should understand that these designations related to the Audit and Finance Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and The NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit and Finance Committee or of the Company’s Board.
Compensation Committee
The primary responsibilities of the Company’s Compensation Committee include:
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Recommending to the Board the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites, and any and all other compensation applicable to the Company’s chief executive officer and other executive officers;

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Reviewing and making recommendations to the Board regarding employment agreements, severance arrangements, deferred compensation arrangements, change in control agreements/provisions, and any other similar compensation arrangements, in each case as, when and if appropriate, for the Company’s CEO and the other executive officers;

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Reviewing and making recommendations to the Board regarding any corporate goals and objectives with respect to compensation for the Company’s CEO and other executive officers and establishing and leading a process for the full Board to evaluate the performance of the CEO and other executive officers in light of those goals and objectives;

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Reviewing and discussing with the CEO and reporting periodically to the Board plans for executive officer development and corporate succession plans for the CEO and other key executive officers and employees;

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Administering the Company’s equity compensation plans and recommending to the Board specific grants of options and other awards for all executive officers and determining the nature and extent of grants of options and other awards for all other employees;

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Making recommendations to the Board with respect to any new equity compensation plan or any material change to any existing plans; and

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Providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of Stockholders, including the frequency with which the Company should submit to Stockholders an advisory vote on executive compensation, or Say on Pay.

The Company’s Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.
Composition.   The current members of the Compensation Committee are Mr. Penn, Mr. Haughey and Mr. Walsh. Mr. Penn is the Chair of the Compensation Committee. Each of the current members of the committee is an “independent director” under the Listing Rules of The NASDAQ Stock Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee
The primary responsibilities of the Company’s Nominating and Corporate Governance Committee include:
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Identifying individuals qualified to become members of the Company’s Board;

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Recommending director nominees for each annual meeting of the Company’s Stockholders and director nominees to fill any vacancies that may occur between meetings of Stockholders;

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Being aware of the best practices in corporate governance and developing and recommending to the Company’s Board a set of corporate governance standards to govern the Company and its management and employees in the conduct of the Company’s business and affairs; and

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Developing and overseeing the annual board and board committee evaluation processes.

The Company’s Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.
Composition.   The current members of the Company’s Nominating and Corporate Governance Committee are Mr. Brown, Dr. Nash and Mr. Penn. Mr. Brown is the Chair of the Nominating and Corporate Governance Committee. Each of the current members of the nominating and corporate governance committee is an “independent director” within the meaning of the Listing Rules of The NASDAQ Stock Market.
Code of Ethics
The Company has adopted a Code of Ethics that applies to all of the Company’s employees, officers and directors, including its CEO and CFO. The Company posts its Code of Ethics on its website at www.anipharmaceuticals.com. The Company intends to post on its website all disclosures required by the Listing Rules of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the Company’s Code of Ethics. No waivers from the Company’s Code of Ethics were requested or granted during fiscal year ended December 31, 2018.
The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and its Audit and Finance Committee is responsible for overseeing them.
Communications with the Board
Any Stockholder or other interested party who wishes to communicate directly with the Company’s Board of Directors should write to the Company’s Corporate Secretary, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.
Relevant communications will be distributed to any specified director or all directors depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews, organizes and distributes such communications to the full Board, the independent directors or one or more directors, as appropriate.
Compensation of Directors
Under the Company’s 2018 director compensation policy, the Company’s non-management directors receive an annual retainer of  $55,000. If there are more than eight Board meetings during a calendar year (exclusive of committee meetings), the Company’s non-management directors receive $2,500 for each additional in-person Board meeting attended and $1,000 for each telephonic meeting attended. The Chair of the Board also receives an additional annual retainer of  $33,000. Chairs of the Audit and Finance,

Compensation, and Nominating and Corporate Governance Committees also receive an additional annual retainer of  $22,000, $16,500 and $11,000 respectively. Members of Audit and Finance, Compensation, Nominating and Corporate Governance (other than the Chair) receive an annual retainer of  $11,000, $8,250 and $5,500, respectively.
On June 6, 2018, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, made equity grants to non-employee directors. For the 2018 fiscal year, each new non-employee director received options to purchase 2,225 shares of the Company’s common stock, at an exercise price of $65.86 per share, the closing price of the Company’s common stock on the date of grant, and 1,800 shares of restricted common stock. For the 2018 fiscal year, each incumbent non-employee director received options to purchase 1,475 shares of the Company’s common stock, at an exercise price of  $65.86 per share, the closing price of the Company’s common stock on the date of grant, and 1,200 shares of restricted common stock. In addition, for his services as Chairman of the Board, Robert E. Brown, Jr. received additional options to purchase 1,100 shares of the Company’s common stock at an exercise price of  $65.86 per share. The options and restricted common stock vest on the first anniversary of the grant date. These grants are noted in the table below.
The Company is also obligated to indemnify its directors against certain expenses in certain circumstances under Delaware law and pursuant to the Company’s governance documents.
The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its non-management directors for the fiscal year ended December 31, 2018.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Brown, Jr.(2)	$101,995	$79,032	$92,546	$—	$—	$—	$273,572
Thomas Haughey(4)	$53,164	$118,548	$80,857	$—	$—	$—	$252,569
Fred Holubow(3)	$27,226	$—	$—	$—	$—	$—	$27,226
Tracy L. Marshbanks, Ph.D.(2)(3)	$35,748	$—	$—	$—	$—	$—	$35,748
David B. Nash, M.D., M.B.A.(2)(4)	$44,589	$118,548	$80,857	$—	$—	$—	$243,994
Thomas A. Penn(2)	$73,220	$79,032	$53,012	$—	$—	$—	$205,263
Daniel Raynor(2)(3)	$33,854	$—	$—	$—	$—	$—	$33,854
Patrick D. Walsh(2)(4)	$46,304	$118,548	$80,857	$—	$—	$—	$245,709

(1)
The amounts shown for stock and option awards relate to awards granted under the Company’s Fifth Amended and Restated 2008 Stock Incentive Plan (“2008 Plan”). The dollar amounts shown in these columns do not reflect cash actually received by the directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with FASB ASC Topic 718. See Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for further information about the assumptions underlying the calculations made with respect to the restricted stock and option grants noted in this table. Options granted to Mr. Brown and Mr. Penn vest on May 17, 2019. Options granted to Mr. Haughey, Dr. Nash and Mr. Walsh vest in two equal installments on May 17, 2019 and May 17, 2020.

(2)
Cash compensation payable to Mr. Brown and Mr. Penn for their services on the Board is remitted directly to their employer, MVP Management Company. Cash compensation payable to Dr. Marshbanks for his services on the Board was remitted directly to his employer, First Analysis Corp. Cash compensation payable to Mr. Raynor for his services on the Board was remitted directly to his employer, The Argentum Group. Cash compensation payable to Dr. Nash for his services on the Board is remitted directly to his employer, Thomas Jefferson University. Cash compensation payable to Mr. Walsh for his services on the Board is remitted directly to Diligence Team, LLC.

(3)
Dr. Marshbanks, Mr. Holubow and Mr. Raynor served as members of the Board until May 17, 2018.

(4)
Mr. Haughey, Dr. Nash and Mr. Walsh were elected to the Board on May 17, 2018.

Equity Compensation Plan Information
The following table summarizes the securities authorized for issuance under the 2008 Plan as of December 31, 2018:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by Stockholders:	876,970	$43.06	598,003
Fifth Amended and Restated 2008 Stock Incentive Plan
Equity compensation plans not approved by Stockholders	—	—	—
Total	876,970	$43.06	598,003

(1)
Represents options and restricted shares.

(2)
The number of shares reserved for issuance under the 2008 Plan is also subject to adjustment in the event of a share split, share dividend, or other change in the Company’s capitalization. Generally, awards that are forfeited or canceled under the 2008 Plan will be available for future grants.

EXECUTIVE OFFICERS
The Company’s current officers are Arthur S. Przybyl, President and Chief Executive Officer, whose biographical information appears above, under the section “Election of Directors,” and the following officers:
Stephen P. Carey, 48, has been the Company’s Vice President, Finance and Chief Financial Officer since May 2016. From June 2007 to October 2015, Mr. Carey held various executive financial positions at Par Pharmaceutical Companies, Inc., including Senior Vice President, Controller and Principal Accounting Officer. Prior to that, Mr. Carey held various financial and accounting positions at Schering-Plough Corporation. Mr. Carey has over 25 years of experience as a financial executive, 20 of which are in the pharmaceutical industry. Mr. Carey began his career at PricewaterhouseCoopers. Mr. Carey graduated from Montclair State University with a B.S. degree in Accounting.
James G. Marken, 56, had served as ANIP’s Vice President, Operations and Product Development, since March 2009. He has served as the Company’s Vice President, Operations, since June 2013 and was promoted to Senior Vice President, Operations and Product Development in May 2016. Mr. Marken joined ANIP in March 2007 as General Manager of the Minnesota facilities. As Senior Vice President, Operations and Product Development, Mr. Marken has been principally responsible for the following areas: manufacturing, packaging, engineering/maintenance, purchasing, warehousing and product development. Mr. Marken brings over 30 years of pharmaceutical industry experience to the Company. Prior to joining ANIP in March 2007, he worked for Solvay Pharmaceuticals as plant manager and in various departments including quality control, validation and manufacturing. Mr. Marken holds a B.S. degree in Chemistry from Bemidji State University.
Robert W. Schrepfer, 47, since August 12, 2013, Mr. Schrepfer had served as the Company’s Vice President of New Business Development and Contract Manufacturing and was promoted to Senior Vice President of New Business Development and Specialty Sales in May 2016. From 2005 to 2013, Mr. Schrepfer served as Assistant Portfolio Manager at Healthcare Value Capital, LLC, an SEC-registered healthcare investment firm. Mr. Schrepfer co-managed the firm’s private equity portfolio and oversaw investments in healthcare services, devices and specialty pharmaceuticals.
Between 2003 and 2005, Mr. Schrepfer was Managing Director at Bear Stearns & Co. Inc., providing sell side research coverage of the pharmaceuticals industry. Mr. Schrepfer served as Clinical Director and Director of Outcomes and Research at the Centers for Aquatic Rehabilitation from 1997 to 2001. Mr. Schrepfer received an M.B.A. in Finance and Health Sector Management from Duke University, an M.S. in Physical Therapy from the University of Indianapolis, and a B.A. degree from the University of Kansas. He is currently a member of the Alumni Council for the Fuqua School of Business at Duke University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) explains the Company’s compensation program philosophy, structure, and decision-making process for 2018 with respect to the Company’s named executive officers in the positions in which they served for the fiscal year ended December 31, 2018.
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Arthur S. Przybyl — President and Chief Executive Officer

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Stephen P. Carey — Vice President, Finance and Chief Financial Officer

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James G. Marken — Senior Vice President, Operations and Product Development

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Robert W. Schrepfer — Senior Vice President, New Business Development and Specialty Sales

Overview
The pharmaceutical industry is very competitive, and the Company faces competition from U.S. and foreign manufacturers, many of whom have greater financial resources than ANI. Therefore, the Company’s long-term success requires that it be resourceful, efficient, and flexible. The Company’s executive compensation program is designed with those characteristics in mind to successfully attract, retain, and motivate the best possible talent to foster its business success and to reward its executives for performance that drives value for its Stockholders.
In recent years, the Company’s operations have increased significantly, by both organic growth and through acquisitions. To achieve its long-term goals, the Company needs to be efficient with its resources and capital and maintain flexibility with respect to all aspects of its business, including executive compensation. For these reasons, the Company’s management and the Compensation Committee have not adopted standard policies, guidelines, or timelines for awarding base-salary increases, cash bonuses, and long-term equity-based compensation, or other aspects of executive compensation. Nor has the Compensation Committee established formal policies or complex formulas for allocating total executive compensation among the different components. Instead, the Compensation Committee believes it is important to have a compensation philosophy that preserves flexibility to exercise its discretion and not overly constrain the Company by rigid policies or formulas.
Compensation Philosophy and Objectives
The Compensation Committee generally reviews management’s compensation recommendations in comparison with compensation programs of designated peer companies, with further adjustments as it deems appropriate to take into account the individual and collective performance of management and progress toward or achievement of important company goals that it believes could increase stockholder value. The Compensation Committee also factors into its decisions such other considerations as changing business conditions, the Company’s cash resources, and overall market conditions. In exercising its discretion, the Compensation Committee also remains committed to the principle that executives should be rewarded for performance that increases stockholder value.
The Compensation Committee recognizes the importance of providing competitive total compensation packages to attract, retain, and motivate qualified executives, ensure that executives are rewarded for success, while also conserving resources. For example, although the Compensation Committee assesses peer companies to gain an understanding of relative levels of executive compensation in our industry, and aims to set executive compensation at-or-near the 50th percentile of peer companies, it does not follow any fixed, pre-determined benchmark but instead adjusts for the factors we described above, individual performance and qualities, and the totality of the circumstances and information available to the Compensation Committee.

The compensation paid to our named executive officers in 2018 reflected the Company’s primary compensation objectives of:
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Providing a competitive total compensation package to enable us to attract, retain, and motivate qualified executives;

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Aligning compensation decisions with stockholder interests by tying executive compensation to attainment of goals and milestones that create stockholder value and enhance the long-term success of our business (i.e., pay for performance);

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Creating a direct link between stockholder and management interests by compensating executives with equity ownership; and

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Allowing the Compensation Committee to retain significant discretion to set and adjust named executive officer compensation based on facts and circumstances unique to the Company during any given year.

As discussed below, the Company’s executive compensation program for 2018 was intended to strike a balance among three primary components of base salary, cash bonuses, and long-term equity incentive compensation in order to best achieve its compensation objectives and drive the Company’s performance.
Compensation Component	Primary Purposes	Basic Design
Base Salary	To attract and retain talented executives and to reward their scope of responsibilities, experience and industry knowledge	Fixed cash compensation, may be adjusted annually by the Board at the recommendation of the Compensation Committee
Annual Bonus	To motivate and reward executives to achieve or exceed the Company’s goals	Target bonus is set as percentage of base salary, payable in cash
	To foster accountability for continued performance	No minimum guaranteed payout; bonuses are approved by the Board at the recommendation of the Compensation Committee
The Board has discretion to award bonuses beyond the target to reward extraordinary performance upon recommendation by the Compensation Committee
Long-Term Equity Awards	To motivate executives to drive performance	Consists of restricted stock and options-based awards, vesting over four years in equal annual increments
	To foster accountability for continued performance	No minimum guaranteed payout, and long-term equity is awarded at the discretion of the Board upon recommendation by the Compensation Committee
To align compensation with long-term stockholder growth

Process for Determining Executive Compensation
Peer Group Assessment
The Compensation Committee is responsible for, among other things, oversight of all aspects of executive compensation. In 2017, the Compensation Committee engaged Radford as its independent executive compensation consultant to inform and guide the Compensation Committee in its 2017 executive compensation analysis and determinations. Radford performed an analysis of a group of 16 peer companies. The 2017 peer group consisted of the following companies: Aceto, Acorda Therapeutics, AMAG Pharmaceuticals, Amphastar Pharmaceuticals, Depomed, Eagle Pharmaceuticals, Impax Laboratories, INSYS Therapeutics, Lannett Company, Momenta Pharmaceuticals, Spectrum Pharmaceuticals, Sucampo Pharmaceuticals, Supernus Pharmaceuticals, Teligent, Therapeutics MD and Vanda Pharmaceuticals.
In addition, Radford also compared the Company’s executive compensation program with the 2017 Radford Global Life Sciences Survey (which provides data concerning cash and long-term compensation paid to executives in the life sciences industry). The Radford Global Life Sciences Survey reviews 33 public biopharmaceutical companies with net revenue between $60 million to $560 million, and market capitalization between $230 million and $2.1 billion. Radford blended equally the group of 16 peer companies with the Radford Global Life Sciences Survey, and assessed each component of the Company’s executive compensation program — base salary, annual bonus, total short term incentives (base salary plus annual bonus), long-term equity awards, and total compensation. Radford presented its analysis and provided its commentary on the Company’s executive compensation program to the Compensation Committee for the Compensation Committee’s consideration. The Compensation Committee determined that the 2017 compensation information provided by Radford was relevant in making 2018 compensation decisions, and did not engage an independent executive compensation consultant for 2018.
Internal Evaluations
The Compensation Committee receives and considers in its discussions detailed data and other information prepared by management. Among other things, the Compensation Committee reviewed the Company’s financial performance during 2018, the quantity and quality of the Company’s product launches in the past year, the success of various product acquisitions, the Company’ stock price, the Company’s overall business operations and market conditions. It also considers the recommendations of management in establishing compensation policies and in setting the amount of and the form of compensation paid to executives. Management also develops certain metrics for consideration by the Compensation Committee, including the rate at which we have issued options over recent years, the allocation of equity awards among all of our employee groups, the weighted-average exercise price of outstanding options for each executive, and other data reflective of the value of the elements of long-term executive compensation.
For each named executive officer other than the Chief Executive Officer, the Chief Executive Officer makes a recommendation to the Compensation Committee based on internal management reviews and discussions. The Compensation Committee conducts an independent review with respect to the Chief Executive Officer’s compensation. The Compensation Committee then considers all factors that it deems relevant before making its recommendations on executive compensation to the Board, which is responsible for the final approval of executive compensation. Arthur Przybyl, the Company’s President, Chief Executive Officer and member of the Board, is not present in any discussions relating to his compensation and abstains from voting on all matters relating to his compensation.
In making its recommendations to the Board, the Compensation Committee assessed base salary levels, bonus targets, equity ranges and structures, and other significant aspects of executive compensation of each of the identified peer companies. The Compensation Committee used this data to help inform and validate decisions related to the Company’s executive compensation and agreements related to such executive compensation generally.

Named Executive Officer Compensation
Arthur S. Przybyl — President and Chief Executive Officer.   The Board, upon the recommendation of the Compensation Committee, set Mr. Przybyl’s 2018 base salary at $750,000. On March 26, 2018, Mr. Przybyl was granted options to purchase 35,200 shares of the Company’s common stock at an exercise price of  $57.06 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 5, 2028. On the same day, Mr. Przybyl was also granted 29,100 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2018, Mr. Przybyl received a cash bonus of  $675,000, which was 120% of the target bonus of 75% of his base salary for 2018.
Stephen P. Carey — Vice President, Finance and Chief Financial Officer.   The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Carey’s 2018 base salary at $445,000. On March 26, 2018, Mr. Carey was granted options to purchase 19,600 shares of the Company’s common stock at an exercise price of  $57.06 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 5, 2028. On the same day, Mr. Carey was also granted 8,000 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2018, Mr. Carey received a cash bonus of  $240,300, which was 120% of the target bonus of 45% of his base salary for 2018.
James G. Marken — Senior Vice President, Operations and Product Development.    The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Marken’s 2018 base salary at $400,000. On March 26, 2018, Mr. Marken was granted options to purchase 5,300 shares of the Company’s common stock at an exercise price of  $57.06 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 5, 2028. On the same day, Mr. Marken was also granted 4,400 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2018, Mr. Marken received a cash bonus of  $192,000, which was 120% of the target bonus of 40% of his base salary for 2018.
Robert W. Schrepfer — Senior Vice President, New Business Development and Specialty Sales.   The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Schrepfer’s 2018 base salary at $445,000. On March 26, 2018, Mr. Schrepfer was granted options to purchase 9,600 shares of the Company’s common stock at an exercise price of  $57.06 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 5, 2028. On the same day, Mr. Schrepfer was also granted 8,000 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2018, Mr. Schrepfer received a cash bonus of  $240,300, which was 120% of the target bonus of 45% of his base salary for 2018.
Compensation Recovery Policy
We do not currently have a policy to attempt to recover discretionary cash bonus payments paid to our executive officers if the performance achievements or other facts and circumstances that informed such payments were to be restated or found not to have been as believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to material non-compliance with any financial reporting requirements under federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis included in this Proxy Statement with management, and the Compensation Committee recommended to the full Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2018.
THE COMPENSATION COMMITTEE
Thomas A. Penn, Chair
Thomas Haughey
Patrick D. Walsh
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its named executive officers for the last three fiscal years.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Arthur S. Przybyl President, Chief Executive Officer and Director	2018	$726,925	$—	$1,660,446	$1,104,928	$675,000	$30,634(4)	$4,197,933
	2017	$647,270	$—	$1,175,863	$1,223,600	$506,250	$27,309	$3,580,292
	2016	$572,000	$57,200	$761,063	$751,500	$343,200	$29,100	$2,514,063
Stephen P. Carey Vice President, Finance and Chief Financial Officer	2018	$431,157	$—	$456,480	$301,344	$240,300	$9,469(5)	$1,438,750
	2017	$389,233	$—	$328,004	$341,320	$180,000	$8,000	$1,246,557
	2016	$229,848	$—	$—	$1,146,500	$96,012	$—	$1,472,360
James G. Marken Senior Vice President, Operations and Product Development	2018	$387,695	$—	$251,064	$166,367	$192,000	$12,463(6)	$1,009,589
	2017	$353,342	$—	$179,474	$186,760	$144,000	$11,919	$875,495
	2016	$315,067	$46,751	$76,106	$75,150	$117,339	$11,894	$642,307
Robert W. Schrepfer Senior Vice President, New Business Development and Specialty Sales	2018	$431,159	$—	$456,480	$301,344	$240,300	$14,873(7)	$1,444,156
	2017	$385,504	$—	$328,004	$341,320	$180,000	$10,497	$1,245,325
	2016	$325,317	$—	$192,803	$190,380	$138,460	$11,948	$858,908

(1)
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant.

(2)
Amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes option pricing model.

(3)
Represents 120%, 100%, and 100%, respectively, of the targeted cash incentive opportunity paid in respect of achievement of the fiscal year ended December 31, 2018, 2017 and 2016 key performance targets.

(4)
Represents (i) the amount of the annual car allowance in the amount of  $10,000 that Mr. Przybyl is entitled to under his employment agreement with the Company and (ii) $20,634 in 401(k) matching contribution by the Company.

(5)
Represents $9,469 in 401(k) matching contribution by the Company.

(6)
Represents $12,463 in 401(k) matching contribution by the Company.

(7)
Represents $14,873 in 401(k) matching contribution by the Company.

Grants of Plan-Based Awards
The following table sets forth information regarding each grant of an award made to each named executive officer for the fiscal year ended December 31, 2018.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Arthur S. Przybyl	04/06/2018	29,100	—	—	$1,660,446
	04/06/2018	—	35,200	57.06	$1,104,928
Stephen P. Carey	04/06/2018	8,000	—	—	$ 456,480
	04/06/2018	—	9,600	57.06	$ 301,344
James G. Marken	04/06/2018	4,400	—	—	$ 251,064
	04/06/2018	—	5,300	57.06	$ 166,367
Robert W. Schrepfer	04/06/2018	8,000	—	—	$ 456,480
	04/06/2018	—	9,600	57.06	$ 301,344
Option Exercises and Stock Vested Table
The following table sets forth information regarding the vesting and exercise of stock awards and stock options during the fiscal year ended December 31, 2018 for each named executive officer on an aggregated basis.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arthur S. Przybyl	39,709	$2,455,329	17,574	$1,036,256
Stephen P. Carey	—	$—	1,656	$96,412
James G. Marken	18,001	$1,132,609	2,575	$152,973
Robert W. Schrepfer	47,438	$2,738,866	4,843	$286,400

Outstanding Equity Awards at Fiscal Year-End
Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Arthur S. Przybyl	6,375	—	—	$33.00	03/31/2024	—	—
	22,500	7,500(2)	—	$68.71	04/15/2025	—	—
	9,375	18,750(3)	—	$40.59	04/06/2026	—	—
	11,875	35,625(4)	—	$49.51	03/30/2027	—	—
	—	35,200(6)	—	$57.06	04/05/2028	—	—
	—	—	—	—	—	3,750	$168,825
	—	—	—	—	—	9,376	$422,108
	—	—	—	—	—	17,813	$801,941
	—	—	—	—	—	29,100	$1,310,082
Stephen P. Carey	25,000	25,000(5)	—	$46.49	05/05/2026	—	—
	3,312	9,938(4)	—	$49.51	03/30/2027	—	—
	—	9,600(6)	—	$57.06	04/05/2028	—	—
	—	—	—	—	—	4,969	$223,704
	—	—	—	—	—	8,000	$360,160
James G. Marken	1,667	—	—	$33.00	03/31/2024	—	—
	2,250	750(2)	—	$68.71	04/15/2025	—	—
	1,874	1,876(3)	—	$40.59	04/06/2026	—	—
	1,812	5,438(4)	—	$49.51	03/30/2027	—	—
	—	5,300(6)	—	$57.06	04/05/2028	—	—
	—	—	—	—	—	375	$16,883
	—	—	—	—	—	938	$42,229
	—	—	—	—	—	2,719	$122,409
	—	—	—	—	—	4,400	$198,088
Robert W. Schrepfer	10,000	—	—	$33.00	03/31/2024	—	—
	6,250	—	—	$28.76	08/19/2024	—	—
	4,500	1,500(2)	—	$68.71	04/15/2025	—	—
	4,750	4,750(3)	—	$40.59	04/06/2026	—	—
	3,312	9,938(4)	—	$49.51	03/30/2027	—	—
	—	9,600(6)	—	$57.06	04/05/2028	—	—
	—	—	—	—	—	750	$33,765
	—	—	—	—	—	2,376	$106,968
	—	—	—	—	—	4,969	$223,704
	—	—	—	—	—	8,000	$360,160

(1)
The closing market price of the Company’s common stock on December 31, 2018 was $45.02.

(2)
Such options vest on April 16, 2019.

(3)
Such options vest in two equal installments on April 7, 2019 and April 7, 2020.

(4)
Such options vest in three equal installments on March 31, 2019, March 31, 2020 and March 31, 2021.

(5)
Such options vest in two equal installments on May 6, 2019 and May 6, 2020.

(6)
Such options vest in four equal installments on April 6, 2019, April 6, 2020, April 6, 2021 and April 6, 2022.

Executive Employment Agreements
Arthur S. Przybyl
Mr. Przybyl serves as the Company’s President and Chief Executive Officer. The Company entered into an employment letter agreement with Mr. Przybyl in February 2009. The term of the agreement is open-ended; therefore, Mr. Przybyl is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Przybyl at any time, with or without cause, subject to certain severance provisions described below.
Under the agreement, Mr. Przybyl’s original annual base salary was $325,000, subject to a 10 percent increase on the first anniversary of the letter agreement if ANI achieved positive EBITDA during the first year of the letter agreement or other changes as the Compensation Committee and the Board determined in their discretion. In addition to his salary, Mr. Przybyl’s agreement provides him with an automobile allowance of  $10,000 per year, payable in equal monthly installments. Mr. Przybyl is also eligible for an annual cash bonus, the target of which is up to 75 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.
Under the terms of the employment agreement, if Mr. Przybyl is terminated by the Company other than for cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation, and a prorated portion of his targeted annual bonus to the extent that the corresponding objectives are achieved prior to the termination of employment and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
In addition, on November 2, 2017, the Company entered into a Change in Control Severance Agreement, with Mr. Przybyl. Under the severance agreement with Mr. Przybyl, if he, in connection with a change in control of the Company or within 24 months following a change in control of the Company, is involuntarily terminated without cause or voluntarily terminates his or her employment for good reason (a “qualifying termination”), then he would be entitled to receive: (i) any unpaid base salary and payment for unused vacation under the Company’s vacation policy through the date of termination; (ii) a payment equal to his target annual cash incentive opportunity for the year in which the termination occurred, pro-rated for the portion of the year elapsed through the date of termination, to be paid on the date of termination; (iii) continuation of base salary for 36 months after the date of termination; (iv) an annual payment equal to his target annual bonus opportunity in effect immediately prior to the change in control, to be paid on each of the next three anniversaries of the date of termination; and (v) a gross up payment to cover any excise tax that is payable. In addition to the foregoing, any unvested equity awards will immediately vest and become exercisable upon a qualifying termination. If he elects to continue group health care coverage under COBRA, he will also be reimbursed for the portion of the premiums that the Company would have paid if the participant had continued to be an employee of the Company for a period of 36 months, or earlier in certain circumstances.
Stephen P. Carey
Mr. Carey serves as the Company’s Vice President, Finance and Chief Financial Officer. In April 2016, the Company entered into an employment letter agreement with Mr. Carey. The term of the agreement is open-ended; therefore, Mr. Carey is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Carey at any time, with or without cause, subject to certain severance provisions described below.
Under the agreement, Ms. Carey’s annual base salary was $360,000. Mr. Carey is eligible for an annual cash bonus, the target of which is up to 45 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Under the terms of the employment agreement, if Mr. Carey is terminated by the Company, other than for cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.
In addition, on November 2, 2017, the Company entered into a Change in Control Severance Agreement, with Mr. Carey. Under the severance agreement with Mr. Carey, if he, in connection with a change in control of the Company or within 24 months following a change in control of the Company, is involuntarily terminated without cause or voluntarily terminates his or her employment for good reason (a “qualifying termination”), then he would be entitled to receive: (i) any unpaid base salary and payment for unused vacation under the Company’s vacation policy through the date of termination; (ii) a payment equal to his target annual cash incentive opportunity for the year in which the termination occurred, pro-rated for the portion of the year elapsed through the date of termination, to be paid on the date of termination; (iii) continuation of base salary for 24 months after the date of termination; (iv) an annual payment equal to his target annual bonus opportunity in effect immediately prior to the change in control, to be paid on each of the next two anniversaries of the date of termination; and (v) a gross up payment to cover any excise tax that is payable. In addition to the foregoing. In addition to the foregoing, any unvested equity awards will immediately vest and become exercisable upon a qualifying termination. If he elects to continue group health care coverage under COBRA, he will also be reimbursed for the portion of the premiums that the Company would have paid if the participant had continued to be an employee of the Company for a period of 24 months, or earlier in certain circumstances.
James G. Marken
Mr. Marken serves as the Company’s Senior Vice President, Operations and Product Development. In May 2007, the Company entered into an employment agreement with Mr. Marken. The term of the agreement was originally for two years and to date has been automatically renewed for one-year periods pursuant to the employment agreement. Mr. Marken may terminate the agreement with good reason or without good reason, and the Company may terminate the employment relationship with Mr. Marken at any time, with or without cause, subject to certain severance provisions described below.
Under the agreement, Mr. Marken’s original annual base salary was $147,000. Mr. Marken is eligible for an annual cash bonus, the target of which is up to 40 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.
Under the terms of the employment agreement, if Mr. Marken is terminated by the Company without good cause or with good reason, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) severance equal to his base salary for a period of 12 months; (ii) a prorated portion of the current year’s bonus, determined by the Company in the ordinary course consistent with past practice; and (iii) continuation of any health benefits in which he was enrolled at the time of termination for a period of 12 months.
In addition, on November 2, 2017, the Company entered into a Change in Control Severance Agreement, with Mr. Marken. Under the severance agreement with Mr. Marken, if he, in connection with a change in control of the Company or within 24 months following a change in control of the Company, is involuntarily terminated without cause or voluntarily terminates his or her employment for good reason (a “qualifying termination”), then he would be entitled to receive: (i) any unpaid base salary and payment for unused vacation under the Company’s vacation policy through the date of termination; (ii) a payment equal to his target annual cash incentive opportunity for the year in which the termination occurred, pro-rated for the portion of the year elapsed through the date of termination, to be paid on the date of termination; (iii) continuation of base salary for 24 months after the date of termination; (iv) an annual payment equal to his target annual bonus opportunity in effect immediately prior to the change in control, to be paid on each of the next two anniversaries of the date of termination; and (v) a gross up payment to cover any excise tax that is payable. In addition to the foregoing. In addition to the foregoing, any unvested equity awards will immediately vest and become exercisable upon a qualifying termination. If he elects to continue group health care coverage under COBRA, he will also be reimbursed for the portion of the premiums that the Company would have paid if the participant had continued to be an employee of the Company for a period of 24 months, or earlier in certain circumstances.
Robert W. Schrepfer
Mr. Schrepfer serves as the Company’s Senior Vice President, New Business Development and Specialty Sales. In July 2013, the Company entered into an employment letter agreement with Mr. Schrepfer. The term of the agreement is open-ended; therefore, Mr. Schrepfer is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Schrepfer at any time, with or without cause, subject to certain severance provisions described below.
Under the agreement, Mr. Schrepfer’s original annual base salary was $245,000. Mr. Schrepfer is eligible for an annual cash bonus, the target of which is up to 45 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board.
Under the terms of the employment agreement, if Mr. Schrepfer is terminated by the Company without cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.
In addition, on November 2, 2017, the Company entered into a Change in Control Severance Agreement, with Mr. Schrepfer. Under the severance agreement with Mr. Schrepfer, if he, in connection with a change in control of the Company or within 24 months following a change in control of the Company, is involuntarily terminated without cause or voluntarily terminates his or her employment for good reason (a “qualifying termination”), then he would be entitled to receive: (i) any unpaid base salary and payment for unused vacation under the Company’s vacation policy through the date of termination; (ii) a payment equal to his target annual cash incentive opportunity for the year in which the termination occurred, pro-rated for the portion of the year elapsed through the date of termination, to be paid on the date of termination; (iii) continuation of base salary for 24 months after the date of termination; (iv) an annual payment equal to his target annual bonus opportunity in effect immediately prior to the change in control, to be paid on each of the next two anniversaries of the date of termination; and (v) a gross up payment to cover any excise tax that is payable. In addition to the foregoing. In addition to the foregoing, any unvested equity awards will immediately vest and become exercisable upon a qualifying termination. If he elects to continue group health care coverage under COBRA, he will also be reimbursed for the portion of the premiums that the Company would have paid if the participant had continued to be an employee of the Company for a period of 24 months, or earlier in certain circumstances.

Potential Payments Upon Termination or Change of Control
The following table sets forth the severance amount and the stated period for continued employee benefits to which each of the named executive officers would be entitled upon termination without cause, for cause, with good reason, upon death, or upon disability or upon a termination upon change of control as of December 31, 2018, as set forth in the NEO’s employment agreement or change in control severance agreement, as applicable. The fair market values of acceleration of unvested share-based compensation (i.e.stock options and restricted stock) were calculated using the closing price of our common stock ($45.02) on December 31, 2018, which was the last trading day of the 2018 fiscal year. The “spread,” the difference between the fair market value of our common stock, and the option exercise price, was used for valuing the acceleration of unvested stock options.
Name	Base Salary Continuation	Annual Cash Bonus	Acceleration Of Unvested Stock Option Awards	Acceleration Of Unvested Restricted Stock	Insurance Benefit Continuation	Tax Gross Up	Other	Total
Arthur S. Przybyl
Without Cause	$750,000	$562,500	—	—	$15,857	—	—	$1,328,357
With Good Reason	—	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—	—
Disability	—	—	—	—	—	—	—	—
Change in Control	$2,250,000	$2,250,000	$83,063	$2,702,956	$47,571	—	$10,000	$7,343,590
Stephen P. Carey
Without Cause	$445,000	$—	—	—	$25,143	—	—	$470,143
With Good Reason	—	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—	—
Disability	—	—	—	—	—	—	—	—
Change in Control	$890,000	$600,750	—	$583,864	$50,285	$875,609	$10,000	$3,010,508
James G. Marken
Without Cause	$400,000	$160,000	—	—	$25,143	—	—	$585,143
With Good Reason	$400,000	$160,000	—	—	$25,143	—	—	$585,143
Death	—	$160,000	—	—	—	—	—	$160,000
Disability	—	$160,000	—	—	$25,143	—	—	$185,143
Change in Control	$800,000	$480,000	$8,311	$379,609	$50,285	—	$10,000	$1,728,205
Robert W. Schrepfer
Without Cause	$445,000	—	—	—	$25,143	—	—	$470,143
With Good Reason	—	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—	—
Disability	—	—	—	—	—	—	—	—
Change in Control	$890,000	$600,750	$21,043	$724,597	$50,285	$347,487	$10,000	$2,644,162
Indemnification Agreements
The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

CEO Pay Ratio
We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. The Compensation Committee monitors the relationship between the compensation of our executive officers and our non-executive employees; however, the Compensation Committee does not view this ratio as a meaningful tool in evaluating the appropriateness of the CEO’s compensation, both on an internal and external basis.
Pursuant to SEC rules adopted according to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer to our median employee’s annual total compensation. Our principal executive officer is Arthur S. Przybyl, the President and Chief Executive Officer.
As of December 31, 2018, the ratio of our CEO’s Total Compensation to the median employee’s Total Compensation is as follows:
Median Employee Total Compensation	$52,389
CEO’s Total Compensation	$4,197,933
Ratio of CEO to Median Employee Compensation	80:1
We determined our median employee for CEO Pay Ratio purposes in 2017, by preparing a ranked list of our entire employee population other than the CEO, all of whom are located within the United States, as of December 23, 2017, based on our payroll records by using the Medicare taxable wages. This list includes 180 employees. As of December 23, 2017, we identified our median employee, and we calculated the median employee’s total compensation in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent and in compliance with the SEC CEO Pay Ratio disclosure rules. In accordance with the SEC’s rules, we may identify the median employee only once every three years because there has not been a change in its employee population or employee compensation arrangements that we reasonably believe would result in a significant change in the pay ratio disclosure.

OWNERSHIP OF THE COMPANY’S SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following tables set forth information as of February 28, 2019 with respect to the beneficial ownership of each class of the Company’s capital stock for:
•
Each person known to the Company to beneficially own more than five percent of any class of the Company’s voting securities;

•
Each of the Company’s directors;

•
Each of the Company’s named executive officers; and

•
All of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of February 28, 2019. Percentage calculations are based on 11,852,079 shares of the Company’s common stock outstanding as of February 28, 2019 and 10,864 shares of class C special stock outstanding as of such date. Unless otherwise indicated in the notes below, the address for each of the Stockholders in the table below is c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.
Security Ownership of Certain Beneficial Owners
The following table sets forth, as of February 28, 2019, the name, address and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of the Company’s common stock or class C special stock:
	Common Stock		Class C Special Stock
Name and Address	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)	Shares of Class C Special Stock Beneficially Owned(1)	Percentage of Outstanding Class C Special Stock (%)
Meridian Venture Partners II, L.P.(2)	2,350,559	19.8%	—	—
Black Rock, Inc.(3)	1,352,518	11.4%	—	—
Louis W. Sullivan, M.D.	—	—	2,777	25.6%
Hans Michael Jebsen(4)	—	—	2,777	25.6%
Angela Ho(5)	—	—	2,777	25.6%
Marcus Jebsen(6)	—	—	1,388	12.8%

(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock and class C special stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 2019, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock and class C special stock indicated. As of February 28, 2019, there were 11,863,258 shares of common stock issued, 11,852,079 shares of common stock outstanding and 10,864 shares of class C special stock issued and outstanding.

(2)
Meridian Venture Partners II GP, L.P. (“GP”) is the general partner of Meridian Venture Partners II, L.P. (“MVP II”), the record holder of the securities. Meridian Venture Partners II, Co. (“MVP Corp.”) is the general partner of GP. MVP Management Company d/b/a MVP Capital Partners, is the management company for MVP II and also renders financial and business advisory services to several of the companies in which MVP II has invested. MVP Management Company is described herein solely as a result of its affiliate relationship with MVP II, GP, MVP Corp. and Messrs. Brown and Penn. Robert E. Brown, Jr., a director of the Company, is the President, sole stockholder and sole director of MVP Corp., the sole stockholder, sole director and President of MVP Management Company, as well as a limited partner of GP and one of two principals of MVP II who are licensed by the Small Business Administration (“SBA”). SBA-licensed principals are charged with approving all investment-related decisions on behalf of small business investment companies licensed by the SBA, such as MVP II. Thomas A. Penn, a director of the Company, is a Vice President of MVP Corp., an employee of MVP Management Company, a limited partner of GP and one of the two SBA-licensed principals of MVP II. As such, GP, MVP Corp., Messrs. Brown and Penn may be deemed to share voting and dispositive power with respect to the shares that are held of record by MVP II. GP, MVP Corp., Messrs. Brown and Penn disclaim beneficial ownership in such shares of capital stock except to the extent of their respective pecuniary interests therein. The business address for MVP II is 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087.

(3)
Based solely on Schedule 13G filed by Black Rock, Inc. on January 24, 2019. According to the Schedule 13G, the address of Black Rock, Inc. is 55 East 52nd Street, New York, NY 10022.

(4)
The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

(5)
The address of Angela Ho is c/o Jet Asia Ltd., 39/F Shun Tak Center, 200 Connaught Road Central, Hong Kong, China.

(6)
The address of Marcus Jebsen is c/o MF Jebsen International Ltd., 24/F Caroline Centre, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information concerning beneficial ownership of shares of the Company’s common stock as of February 28, 2019, with respect to each of the Company’s directors and named executive officers and all of the Company’s directors and executive officers as a group. The addresses of those listed below are the same as that of the Company.
Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)
Robert E. Brown, Jr.(2)	2,382,211	20.1%
Thomas A. Penn(3)	2,375,777	20.0%
Arthur S. Przybyl(4)	292,751	2.5%
Robert W. Schrepfer(5)	86,241	*
James G. Marken(6)	81,508	*
Stephen P. Carey(7)	60,642	*
Thomas Haughey(8)	2,912	*
David B. Nash, M.D., M.B.A.(9)	2,912	*
Patrick D. Walsh(10)	2,912	*
All directors and executive officers as a group (9 persons)	2,937,307	24.7%

*
Represents beneficial ownership of less than one percent.

(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 2019, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of the common stock indicated. As of February 28, 2019, there were 11,852,079 shares of common stock outstanding.

(2)
These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Brown to purchase 13,884 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”

(3)
These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Penn to purchase 12,908 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”

(4)
These shares include options to purchase 87,675 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

(5)
These shares include options to purchase 38,399 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

(6)
These shares include options to purchase 12,428 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

(7)
These shares include options to purchase 46,524 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

(8)
These shares include options to purchase 1,112 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

(9)
These shares include options to purchase 1,112 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

(10)
These shares include options to purchase 1,112 shares of the Company’s common stock currently exercisable or exercisable within 60 days of May 30, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC reports of ownership and changes in ownership of the Company’s common stock. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to the Company, together with written representations from the Company’s officers and directors that no other reports were required to be filed during 2018, the Company believes that during the year ending December 31, 2018, the Company’s executive officers, directors and Stockholders who beneficially own more than 10% of the Company’s common stock filed on a timely basis all reports due under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company’s Board of Directors has delegated to the Audit and Finance Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit and Finance Committee to take an action with respect to a proposed related party transaction, the Company’s Board or another committee of the Company’s Board, may approve or ratify it. No member of the Company’s Board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.
The Company’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.
Prior to entering into or amending any related party transaction, the party involved must provide notice to the Company’s finance department of the facts and circumstances of the proposed transaction, including:
•
The related party’s relationship to the Company and his or her interest in the transaction;

•
The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•
The purpose and benefits of the proposed related party transaction with respect to the Company;

•
If applicable, the availability of other sources of comparable products or services; and

•
An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Company’s finance department determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the Audit and Finance Committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the Audit and Finance Committee will consider, among other things, the following:
•
The purpose of the transaction;

•
The benefits of the transaction to the Company;

•
The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, stockholder or executive officer;

•
The availability of other sources for comparable products or services;

•
The terms of the transaction; and

•
The terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the Audit and Finance Committee but are not required to be approved or ratified by the Audit and Finance Committee. The Company also produces quarterly reports to the Audit and Finance Committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow the Company to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit and Finance Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under the Company’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the Audit and Finance Committee and will not be subject to these procedures.

There were no related party transactions for the Company during the fiscal year ended December 31, 2018, and as of the latest practicable date before the printing of this proxy statement, there were no related party transactions in 2019.
OTHER MATTERS
Householding
The SEC has adopted rules that permit companies and intermediaries, including brokers, banks and other nominee record holders, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” is designed to reduce duplicative mailings and save significant printing and processing costs as well as natural resources.
The Company will deliver promptly to any Stockholder upon written or oral request, a separate copy of the proxy statement and annual report to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623. Stockholders can also obtain copies of the proxy statement and annual report on the Company’s website or on the SEC’s website. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all Stockholders at the shared address in the future.
Annual Report
The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.anipharmaceuticals.com, or upon written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623.
Stockholder Proposals
Stockholder proposals intended to be presented in the Company’s proxy materials relating to its next annual meeting of Stockholders must have been received by the Company on or before December 6, 2019, unless the date of the annual meeting in 2020 is delayed by more than 30 calendar days from the first anniversary of the Annual Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Any other Stockholder proposals to be presented at the Company’s next annual meeting of Stockholders must be given in writing to the Company’s Chief Financial Officer and received at the Company’s principal executive offices not later than February 4, 2019 nor earlier than January 6, 2019; provided, however, that in the event that the annual meeting is not held within thirty calendar days before or after May 14, 2020, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.
For a proposal to be presented at the annual meeting, the proposal must contain specific information required by the Company’s bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov, the Company’s website at www.anipharmaceuticals.com, or by writing to the Company’s Chief Financial Officer. If a proposal is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the annual meeting and the Chair of the annual meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations
In accordance with procedures set forth in the Company’s bylaws, the Company’s Stockholders may propose nominees for election to the Company’s Board only after providing timely written notice to the Company’s Chief Financial Officer. To be timely, a Stockholder’s notice in the case of a regular annual meeting must have been delivered to or mailed and received at the Company’s principal executive offices on or before February 4, 2020 but not earlier than January 5, 2020; provided, however, that in the event that the annual meeting is not held within thirty days before or after May 14, 2020, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth day following the date on which the first public announcement of the date of the annual meeting was made. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the first public announcement of the date of the special meeting was made.
The notice must set forth, among other things:
•
The nominee’s name, age, business address and residence address;

•
The nominee’s principal occupation or employment;

•
The class and number of shares of the Company’s capital stock which are beneficially owned by the nominee; and

•
Any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The nominating and corporate governance committee will consider only those Stockholder recommendations whose submissions comply with these procedural requirements. The nominating and corporate governance committee will evaluate candidates recommended by Stockholders in the same manner as those recommended by others.
By Order of the Board of Directors,
Arthur S. Przybyl
President and Chief Executive Officer
April 4, 2019
Baudette, Minnesota

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E64814-P20612--ZZ74549-Z74550 For Against Abstain For Against Abstain ! ! !! ! !! ! !! ! !! ! !! ! !! ! !!ANI PHARMACEUTICALS, INC. 210 MAIN STREET WEST BAUDETTE, MN 56623 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ANI PHARMACEUTICALS, INC. 1a. Robert E. Brown, Jr. 1b. Arthur S. Przybyl 1c. Thomas J. Haughey 1d. David B. Nash, M.D., M.B.A. 1e. Thomas A. Penn 1f. Patrick D. Walsh 1. Election of Directors The Board of Directors recommends you vote "FOR" the following nominees: 2. To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. The Board of Directors recommends you vote "FOR" proposal 2. For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING. Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E64815-P20612-Z74549-Z74550Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K of ANI Pharmaceuticals, Inc. are available at www.proxyvote.com.Address Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Proxy CardAnnual Meeting of Stockholdersto be held May 14, 2019ANI PHARMACEUTICALS, INC.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Stockholders to be held on May 14, 2019. The undersigned further hereby appoint(s) Stephen P. Carey and Arthur S. Przybyl, each with power to act as proxy and attorney-in-fact and each with full power of substitution and hereby authorize(s) each of them to represent and vote, as provided on the other side, all the voting shares ofANI Pharmaceuticals, Inc. that the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.Continued and to be signed on reverse side